                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

____________________________Forest Laboratories, Inc.___________________________
                (Name of Registrant as Specified in its Charter)

____________________________Forest Laboratories, Inc.___________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

________________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:

________________________________________________________________________________

2)  Form, schedule or registration statement no.:

________________________________________________________________________________

3)  Filing party:

________________________________________________________________________________

4)  Date filed:

________________________________________________________________________________

- - ------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           FOREST LABORATORIES, INC.

                                ----------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    The Annual Meeting of the Stockholders of Forest Laboratories, Inc. (the "Company") will be held on August 12, 1996 at 10:00 a.m., at Chase Manhattan Corporate Headquarters, 270 Park Avenue, New York, New York for the following purposes:

    1. To elect a Board of five Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

    2. To ratify the appointment of BDO Seidman, L.L.P. as the Company's independent auditors for the fiscal year ending March 31, 1997 (Proposal
       2); and

    3. To transact such other business as may properly be brought before the Meeting.

    Stockholders of record at the close of business on June 21, 1996 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report for the fiscal year ended March 31, 1996 is being mailed to stockholders simultaneously herewith.

    YOU ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, KINDLY FILL IN AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES, AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR VOTE CAN BE RECORDED. THIS MAY SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

                                          By order of the Board of Directors

                                          WILLIAM J. CANDEE, III,
                                          SECRETARY

June 28, 1996
New York, New York

                           FOREST LABORATORIES, INC.
                                909 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    Your proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting (the "Meeting") of Stockholders to be held on Monday, August 12, 1996, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and form of proxy are being mailed to stockholders on or about June 28, 1996.

    Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting, without such notice, will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a stockholder and, if no direction is made, will be voted FOR the election of each of the five nominees for election as directors listed below (Proposal 1) and FOR the ratification of the appointment of BDO Seidman, L.L.P. as the Company's independent auditors (Proposal 2).

    The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting.
However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

    As of June 21, 1996, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 44,513,307 shares of the Company's common stock, par value $.10 per share (the "Common Stock") which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

    The Company's by-laws  provide that  stockholders holding  one-third of  the shares of Common Stock shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of the ratification of the appointment of independent auditors (Proposal 2).

    Votes at the Annual Meeting will be tabulated by two independent inspectors of election appointed by the Company or the Company's transfer agent. As the affirmative vote of a majority of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of the ratification of the appointment of independent auditors (Proposal 2), an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors (Proposal 1) and the ratification of the appointment of independent auditors (Proposal 2). Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

    Only stockholders of record at the close of business on June 21, 1996 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO INSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of June 21, 1996 the name, address and holdings as to each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Common Stock.

           NAME AND ADDRESS              AMOUNT AND NATURE OF    PERCENT OF
         OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP      CLASS
- - --------------------------------------  ----------------------  ------------
Howard Solomon                                 2,550,171(1)           5.48%
909 Third Avenue
New York, New York
Brinson Partners, Inc.                         2,295,200(2)           5.16%
209 South LaSalle Street
Chicago, Illinois
J.P. Morgan & Co., Incorporated                4,448,343(3)           9.99%
60 Wall Street
New York, New York

- - ------------------------
(1) Includes 1,990,164 shares subject to options exercisable by Mr. Solomon within 60 days from the date hereof, which shares are deemed to be outstanding for purposes of calculating Mr. Solomon's percentage ownership, but not for purposes of calculating any other person's percentage ownership.

(2) Based upon information supplied by Brinson Partners, Inc. ("BPI"), a registered investment advisor and wholly owned subsidiary of Brinson Holdings, Inc. Includes 595,800 shares beneficially owned by Brinson Trust Company, a wholly owned subsidiary of BPI.

(3) Based upon information supplied by J.P. Morgan & Co, Incorporated ("J.P. Morgan") with respect to accounts maintained by third persons at J.P. Morgan.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The by-laws of the Company provide that there shall be three to eleven directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the by-laws of the Company, is five.

    Unless otherwise specified, each proxy received will be voted for the election as directors of the five nominees named below (each of whom was elected at the 1995 Annual Meeting of Stockholders) to serve until the 1997 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Company's by-laws.

    The following persons have been nominated as directors:

                                                                                      HAS BEEN A
                                                                                       DIRECTOR
               NAME AND PRINCIPAL OCCUPATION OR POSITION                     AGE         SINCE
- - ------------------------------------------------------------------------     ---     -------------
Howard Solomon                                                               68          1964
 President and Chief Executive Officer of the Company since 1977.
William J. Candee, III                                                       69          1959
 Partner, Rivkin, Radler & Kremer, Attorneys at Law, since May 1989.
George S. Cohan                                                              72          1977
 President, The George Cohan Company, Inc. consultants, since June 1989.
 For more than five years prior thereto, Mr. Cohan served as President of Doremus & Co., Inc. and its predecessors, an advertising and public relations firm.
Dan L. Goldwasser                                                            56          1977
 Partner, Vedder, Price, Kaufman, Kammholz & Day, Attorneys at Law since
 May 1992. For more than five years prior thereto, Mr. Goldwasser served as a shareholder, officer and director of the New York law firm of
 Solinger Grosz & Goldwasser, P.C.
Joseph M. Schor                                                              67          1980
 Dr. Schor is a private investor and consultant. For more than five years prior to January 1, 1995, Dr. Schor served as Vice President --
 Scientific Affairs of the Company.

    Certain information regarding the beneficial ownership of Common Stock by each such director and nominee is set forth below at "Security Ownership of Management."

                       EXECUTIVE OFFICERS OF THE COMPANY

                 NAME                       AGE               POSITION WITH THE COMPANY
- - ---------------------------------------     ---     ---------------------------------------------
Howard Solomon                              68      President and Chief Executive Officer
Phillip M. Satow                            55      Executive Vice President -- Marketing
Kenneth E. Goodman                          48      Vice President -- Finance
Lawrence S. Olanoff, M.D., Ph.D.            44      Vice President -- Scientific Affairs

    See the table of nominees for election as directors for biographical data with respect to Mr. Solomon.

    Phillip M. Satow has served as Executive Vice President -- Marketing of the Company since January 1985.

    Kenneth E. Goodman has served as Vice President -- Finance of the Company since April 1980.

    Dr. Lawrence S. Olanoff was elected Vice President -- Scientific Affairs in October 1995. From 1993 until he joined Forest, Dr. Olanoff was Senior Vice
President, Clinical Research and Development at Sandoz Pharmaceutical Corporation. For nine years prior thereto, Dr. Olanoff was employed by The Upjohn Company, where his last position was Corporate Vice President, Clinical Development and Medical Affairs.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of June 21, 1996 of (i) the Chief Executive Officer and each of the Company's other executive officers at March 31, 1996, (ii) each director and nominee to serve as a director and (iii) all directors and executive officers of the Company as a group:

                                  AMOUNT AND NATURE OF   PERCENT OF
   NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP      CLASS
- - -------------------------------  ----------------------  -----------
Howard Solomon                          2,550,171(1)           5.48%
William J. Candee, III                     19,708(2)          *
George S. Cohan                            21,000(3)          *
Dan L. Goldwasser                          20,370(4)          *
Joseph M. Schor                            31,445             *
Phillip M. Satow                          583,754(5)           1.29%
Kenneth E. Goodman                        532,500(6)           1.18%
Dr. Lawrence S. Olanoff                    --                --
All directors and executive
 officers as a group                    3,758,948(7)           7.89%

- - ------------------------
* less than 1%

(1) Includes 1,990,164 shares subject to options exercisable within 60 days of the date hereof.

(2) Includes 18,000 shares subject to options exercisable within 60 days of the date hereof.

(3) Includes 17,000 shares subject to options exercisable within 60 days of the date hereof.

(4) Includes 20,000 shares subject to options exercisable within 60 days of the date hereof. Does not include 1,300 shares owned by Mr. Goldwasser's wife as to which shares Mr. Goldwasser disclaims beneficial ownership.

(5) Includes 567,000 shares subject to options exercisable within 60 days of the date hereof. Also includes 11,117 shares held in trusts, of which Mr. Satow is a trustee, for the benefit of Mr. Satow's children.

(6) Includes 509,778 shares subject to options exercisable within 60 days of the date hereof.

(7) Includes 3,121,942 shares subject to options exercisable within 60 days of the date hereof.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended March 31, 1996, 1995 and 1994, compensation paid by the Company to the Chief Executive Officer and to each of the other executive officers of the Company during fiscal year 1996, including salary, bonuses, stock options and certain other compensation:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                    COMPENSATION (1) AWARDS
                                         ANNUAL COMPENSATION        ------------------------
                                   -------------------------------               ALL OTHER
                                               SALARY      BONUS    OPTIONS/   COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR        ($)        ($)        (#)        ($)(2)
- - ---------------------------------  ---------  ---------  ---------  ---------  -------------
Howard Solomon,                      1996       583,769     60,000    100,000       15,535
 President and Chief Executive       1995       550,644     60,000    100,000       23,728
 Officer                             1994       518,140     60,000    100,000       26,908
Phillip M. Satow,                    1996       415,764     50,000     75,000       15,959
 Executive Vice President --         1995       391,889     50,000     50,000       23,761
 Marketing                           1994       368,378     50,000     50,000       25,810
Kenneth E. Goodman,                  1996       386,763     50,000     50,000       15,461
 Vice President -- Finance           1995       362,888     50,000     50,000       23,761
                                     1994       339,378     50,000     50,000       25,592
Ronald F. Albano, (3)                1996       214,483     30,000     50,000       13,655
 Vice President -- Licensing         1995       217,257     35,000     25,000       21,264
                                     1994       201,252     25,000          0       22,916
Dr. Lawrence S. Olanoff, (4)         1996       153,410    100,000     60,000
 Vice President -- Scientific
 Affairs

- - ------------------------
(1) The Company has no long term incentive compensation plan other than its several Employee Stock Option Plans described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long term incentive plan pay-outs.

(2) Consists solely of compensation credited to such executive officers pursuant to the Forest Laboratories, Inc. Savings and Profit Sharing Plan (the "Plan"), which covers employees of the Company and certain of its subsidiaries. Under the Plan, all regular employees of the Company and certain subsidiaries who are employed for at least six months prior to the Plan year end become participants of the Plan. Contributions, which are made at the discretion of the Company's Board of Directors, may not exceed 25 percent of the individual Plan participant's gross salary (up to a maximum salary of $150,000), including allocated forfeitures for the Plan year. Plan participants vest over a period of 3 to 7 years of credited service. The Company did not pay or provide other forms of annual compensation (such as perquisites) to any of the named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(3) Ronald F. Albano resigned as Vice President -- Licensing of the Company on January 26, 1996.

(4) Reflects compensation from the date Dr. Olanoff joined the Company.

OPTIONS GRANTED IN FISCAL 1996

    The following information is furnished for the fiscal year ended March 31, 1996 with respect to the Company's Chief Executive Officer and each of the other executive officers of the Company for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                                                                RATES OF STOCK PRICE
                                             % OF TOTAL OPTIONS                                   APPRECIATION FOR
                                  OPTIONS        GRANTED TO       EXERCISE PRICE                 OPTION TERM($)(3)
                                GRANTED (1)   EMPLOYEES DURING      PER SHARE     EXPIRATION  ------------------------
             NAME                   (#)          FISCAL YEAR          ($/S)          DATE         5%           10%
- - ------------------------------  -----------  -------------------  --------------  ----------  -----------  -----------
Howard Solomon (1)                 100,000             7.22            44.1875      12/15/05    2,778,928    7,042,349
Phillip M. Satow (1)                75,000             5.42            44.1875      12/15/05    2,084,196    5,281,762
Kenneth E. Goodman (1)              50,000             3.61            44.1875      12/15/05    1,389,464    3,521,175
Lawrence S. Olanoff (2)             60,000             4.33            41.6875      10/24/05    1,573,023    3,986,348

- - ------------------------
(1) All such options granted to such officers have a term of 10 years and were granted under the Company's 1994 Employee Stock Option Plan. The exercise price per share of such options is the market value per share on the date of grant. The options are exercisable in full from and after the date of grant.

(2) Dr. Olanoff's options have a term of 10 years and first become exercisable in installments over the five year period following the date of grant. The exercise price per share of such options is the market value per share on the date of grant.

(3) Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options. The increase in shareholders' equity to all shareholders of the Company measured over the same period at the same assumed rates of appreciation and based upon the market price for the Common Stock on the date such options were granted would be $1,260,813,810 and $3,195,149,741, respectively.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES

    The following information is furnished for the fiscal year ended March 31, 1996 with respect to the Company's Chief Executive Officer and each of the other executive officers of the Company for stock option exercises during such fiscal year.

                                                            NUMBER OF UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN THE
                                                                   AT 3/31/96 (#)           MONEY OPTIONS AT 3/31/96 ($)
                              SHARES ACQUIRED     VALUE     -----------------------------  -------------------------------
            NAME              ON EXERCISE (#)  REALIZED ($) EXERCISABLE  NON-EXERCISABLE    EXERCISABLE   NON-EXERCISABLE
- - ----------------------------  ---------------  -----------  -----------  ----------------  -------------  ----------------
Howard Solomon                                                1,990,164        125,000        50,817,741        639,687
Phillip M. Satow                                                567,000         62,500        12,277,218        319,843
Kenneth E. Goodman                                              509,778         62,500        10,880,494        319,843
Ronald F. Albano                                                 61,750                          964,357
Dr. Lawrence S. Olanoff                                                         60,000                          431,250

BENEFITS AGREEMENTS

    On December 1, 1989 the Board of Directors adopted a policy of granting certain medical insurance benefits to senior corporate executive officers and their spouses upon the completion of 10 years of service by such senior officers. The benefit would be provided to such executives and their spouses for their lifetimes following the termination of such executive's employment with the Company, and would be equivalent to the medical insurance benefits provided to such executives as of the date of their termination or as of December 1,
1989, if more favorable. The benefit need not be provided to the extent and for any time that the executive obtained comparable insurance from a subsequent employer. The Company has entered into formal written benefits agreements with each of Messrs. Solomon, Schor, Goodman and Satow granting the 10 year service benefit.

    Effective March 31, 1994, the Company entered into "split dollar" life insurance benefit agreements with each of Messrs. Solomon, Schor, Satow and Goodman. Each of these agreements provides that the Company will pay the premiums on a life insurance policy owned by and for the benefit of the executive. Upon the death of the executive (or other realization by the executive upon the principal amount of the policy), proceeds of the life insurance policy will be applied to repay the Company for all premiums paid on behalf of the executive. The Company is obligated to continue to pay premiums under these agreements until the covered life insurance policies are paid in full, notwithstanding the termination of the executive's employment with the Company. The Company is further obligated to pay all such premiums in a lump sum in the event the Company undergoes a "change in control."

    The Company has entered into employment agreements with several key employees, including each of Messrs. Solomon, Satow, Goodman and Dr. Olanoff. Each of these agreements becomes effective only upon the occurrence of a "change in control" and provides that the executive is entitled to salary, bonus and benefits for a three year period following a "change in control" of the Company if the executive's employment terminates during such period without cause or for good reason. Subject to certain exceptions, a "change in control" is (i) an acquisition of 20% or more of the Common Stock or voting securities of the Company by a person or group not acquiring their shares directly from the Company, (ii) a change in the majority of the current Board of Directors or their designated successors not consented to by such current Board of Directors or designated successors, and (iii) a liquidation or dissolution of the Company or merger, consolidation or sale of all or substantially all of the Company's assets which involves a greater than 50% change in the shareholders of the Company or the replacement of a majority of the current Board of Directors or their designated successors.

STOCK OPTIONS

    The Company's 1988, 1990 and 1994 Employee Stock Option Plans (the "Plans") provide that options may be granted to purchase shares of Common Stock at a price per share fixed by the Board of Directors, provided that, in the case of incentive stock options, such price may not be less than fair market value on the date of the option grant. All employees of the Company and its subsidiaries are eligible to receive options under the Plans.

    The Plans provide that the Board of Directors may determine the employees to whom options are to be granted and the number of shares subject to each option. The purchase price for shares must be paid in cash or by the tender of shares of Common Stock having a fair market value, as determined by the Board, equal to the option exercise price.

    The non-employee directors of the Company participate in the Amended Directors' Stock Option Plan (the "Directors' Plan") under which an initial grant of options covering 10,000 shares of Common Stock each were granted to each of the Company's non-employee directors at an exercise price of $9.90625 per share (being the average price for the Common Stock on the American Stock Exchange on August 15, 1988, the date of stockholder approval of the Directors'
Plan) and pursuant to which an initial grant of options (having an exercise price equal to average price of the Common Stock on the date of grant) covering 14,000 shares of Common Stock will automatically be granted to persons who become non-employee directors from and after the adoption of the Directors' Plan. The Directors' Plan expires on June 9, 1998 and options granted thereunder have a term of 10 years (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors). Twenty-five percent of the options granted under the Directors' Plan become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable.

    The Directors' Plan further provides for the automatic annual grant to each of the Company's non-employee directors of options to purchase 2,000 shares of Common Stock on the date of their annual election or re-election by the Company's shareholders. Each such option grant will be at an exercise price equal to the average price of the Common Stock on the American Stock Exchange on the date of grant and will become exercisable six months after the date of option grant. Each such option shall have a term of 10 years from the date of grant (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors).

DIRECTORS' COMPENSATION

    In addition to automatic annual option grants under the Directors' Plan, each non-employee director of the Company received $22,500 for their services as director during the fiscal year ended March 31, 1996, except for (i) Mr. Candee who received $25,000 for his services as director and the Company's secretary and Chairman of the Audit Committee, and (ii) Dr. Schor who received consulting fees through December 31, 1995 and now receives the compensation paid to other non-employee directors.

                           COMMITTEES; BOARD MEETINGS

    The Company has an audit committee composed of Messrs. Candee and Goldwasser. During the fiscal year ended March 31, 1996, the audit committee met on two occasions for the purpose of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements and scope of the audit; and (iii) reviewing the Company's internal accounting procedures and controls and recommendations of the Company's auditors.

    The Company does not have a nominating or compensation committee.

    The Board of Directors of the Company held six meetings during the fiscal year ended March 31, 1996 and no incumbent director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each committee of which he is a member.

                        REPORT ON EXECUTIVE COMPENSATION
                           BY THE BOARD OF DIRECTORS
                         AND THE STOCK OPTION COMMITTEE

COMPENSATION POLICY

    The Company's Board of Directors (the "Board") is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and the award of stock options (in the case of options to be granted under the Company's Employee Stock Option Plans, such responsibility is limited to the recommendation of awards to the Company's Stock Option Committee). The Board is currently composed of five members, four of whom are non-employee directors and one of whom, Mr. Solomon, is the President and Chief Executive Officer of the Company. In addition, three of the non-employee directors, Messrs. Goldwasser, Candee and Cohan, serve as a Stock Option Committee which administers the granting of options under the Company's Employee Stock Option Plans, including the award of options to the Company's executive officers.

    The policy of the Board of Directors is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the long term growth objectives of the Company and the enhancement of shareholder value as reflected in the growth of the Company's market capitalization. Contributions to specific Company objectives, including the development and acquisition of new product opportunities, the progress of clinical and other studies and development activities required to bring new ethical pharmaceutical products to market and the successful marketing of the Company's principal products are evaluated in setting compensation policy. Executive compensation decisions have traditionally been made on a calendar year basis.

    Long term incentive compensation policy consists exclusively of the award of stock options under the Company's Employee Stock Option Plans and individual option grants, which serve to identify the reward for executive performance with increases in value created for shareholders.

COMPANY PERFORMANCE AND CEO COMPENSATION

    Executive compensation for the fiscal year ended March 31, 1996 consisted of base salary, an annual bonus and the award of stock options by the Stock Option Committee as indicated at "Options Granted in Fiscal 1996." The Board of Directors met in December 1995 to review executive compensation for the calendar year commencing January 1, 1996. The Board reviewed data relating to operating and financial goals and achievements (and specifically relating to the progress of various clinical development programs and the in-licensing and acquisition of products and product development opportunities). In addition, the Board reviewed information of compensation levels of senior executives of publicly traded companies engaged in the research, development, manufacture and distribution of pharmaceutical and diagnostic products. Such information was submitted to the Board with due regard to the sales and profitability levels of such companies.

    The Board noted that the average cash compensation paid to CEO's in the companies analyzed was $1,014,000, with the companies with greater sales volumes averaging $1,609,000 and the smaller companies (excluding the Company) averaging $761,000, in each case being greater than the cash compensation proposed for Mr. Solomon. The companies used for comparison by the Board are not identical to companies included in the Standard & Poors Health Care average included in the Performance Graph which follows this report.

    The   Board  further  noted  the  achievement  of  the  following  strategic objectives during calendar year 1995: the conclusion of important licensing arrangements for Tiazac-Registered Trademark-, a once-daily formulation of diltiazem for the treatment of hypertension, and Citalopram, a selective serotonin reuptake inhibitor for the treatment of depression and the accomplishment of a co-marketing agreement for Climara-Registered Trademark-, a seven day transdermal estrogen patch, each of which are products with significant future potential. The Board further noted the expansion of the
Company's salesforce by 45% to 650 representatives, as well as the implementation of new information systems in light of such expansion. The Board further considered the continuing efforts toward obtaining approved New Drug Applications for Infasurf-Registered Trademark-, a lung surfactant for the treatment of neonatal respiratory distress syndrome, and Monurol-Registered Trademark-, a single dose antibiotic for the treatment of uncomplicated urinary tract infections. The Board also noted the continued increase in sales of the Company's principal promoted products. Finally, the Board noted the selection of a new Scientific Affairs officer.

    In considering the recommended increases in compensation proposed for each of the Chief Executive Officer and the other executive officers of the Company, the Board also considered adjustments related to inflation, the level of increases given to the Company's employees generally, and that proposed increases were generally consistent among such executive officers, with the differences based upon executive positions and level of current base compensation.

    The Board considered the foregoing factors with particular emphasis upon the achievement of the specific Company objectives described above and the appropriateness of the compensation levels in light of the comparable company analysis. The Board, therefore, concluded that increases proposed by management in compensation for each of the CEO and the other executive officers were justified.

    Based upon the foregoing, the Board approved a salary increase for Mr. Solomon of $35,000, representing an increase in cash compensation of 6.2% over such compensation for the previous year. The Board also approved a bonus for Mr. Solomon in the amount of $60,000, representing the same amount of bonus compensation that Mr. Solomon was awarded for the previous year.

    During fiscal 1996, the Stock Option Committee awarded stock options to Mr. Solomon and the other executive officers named in the table set forth at "Options Granted in Fiscal 1996" in the amounts set forth therein. The Stock Option Committee determined to continue the Company's long-standing policy of utilizing the award of stock options (which provide value to the executive over time as growth in the market price of the Company's shares reflects the successful achievement of the Company's business objectives) to identify the success of the Company's executives with the growth in equity value to the Company's shareholders. The size of the awards made were determined based upon the level of management responsibility of the various executive officers, their respective contribution to the achievement of the performance objectives described above and the Committee's view of an appropriate equity position to be maintained by the Company's executive officers in light of the Company's market capitalization. Each of these factors was equally considered.

                                          The Board of Directors

                                          Howard Solomon
                                          Joseph M. Schor
                                          George S. Cohan*
                                          William J. Candee, III*
                                          Dan L. Goldwasser*

- - ------------------------
*Stock Option Committee Member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Howard Solomon, the Company's President and Chief Executive Officer, is a member of the Board and participated in deliberations concerning executive compensation. Mr. Solomon abstained from voting with respect to his own compensation. Joseph M. Schor, formerly Vice President -- Scientific Affairs of the Company until his retirement on December 31, 1994, is a member of the Board and participated in deliberations concerning executive compensation.

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poors Health Care Drugs Index and the Standard & Poors MIDCAP 400 Index over the same period (assuming the investment of $100 in the Common Stock, the S&P Health Care Drugs Index and the S&P MIDCAP 400 on March 31, 1991, and the reinvestment of all dividends).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG FOREST LABORATORIES, INC., THE S & P MIDCAP 400 INDEX
                    AND THE S & P HEALTH CARE (DRUGS) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           FOREST LABS INC.   S & P 500   S & P HEALTH CARE (DRUGS)
3/91                    100          100                         100
3/92                     84          121                         121
3/93                     82          141                          94
3/94                    107          150                          87
3/95                    119          162                         132
3/96                    121          209                         209
3/97

*$100 INVESTED ON 03/31/91 IN STOCK OR INDEX --
 INCLUDING REINVESTMENT OF DIVIDENDS,
 FISCAL YEAR ENDING MARCH 31.

                                   PROPOSAL 2
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of BDO Seidman, L.L.P. has audited the financial statements of the Company for each of the three fiscal years ended March 31, 1996. The Board of Directors desires to continue the services of BDO Seidman, L.L.P. for the current fiscal year ending March 31, 1997. Accordingly, the Board of Directors will recommend to the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of BDO Seidman, L.L.P. to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF BDO SEIDMAN, L.L.P.

                                 MISCELLANEOUS

ANNUAL REPORT

    The  Company's  1996   Annual  Report  is   being  mailed  to   stockholders
contemporaneously with this Proxy Statement.

FORM 10-K

    UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MARCH 31, 1996. REQUESTS SHOULD BE MAILED TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 909 THIRD AVENUE, NEW YORK, NEW YORK 10022.

COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company and a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether either measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed by the Company in respect of the Meeting as of the date of this Proxy Statement, and the Company is unable to estimate the costs to it of any such services.

PROPOSALS OF SECURITY HOLDERS

    Proposals of security holders to be presented at the 1997 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than March 2, 1997.

    Stockholders are urged to send in their proxies without delay.

                                          WILLIAM J. CANDEE, III,
                                          SECRETARY

Dated: June 28, 1996

                     FOREST LABORATORIES, INC.

Proxy - For the Annual Meeting of Stockholders  - August 12, 1996

        The undersigned stockholder of FOREST LABORATORIES, INC., revoking any previous proxy for such stock, hereby appoints Howard Solomon and Kenneth E. Goodman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of FOREST LABORATORIES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 12, 1996 at 10:00 A.M. at Chase Manhattan Corporate Headquarters, 270 Park Avenue, New York, New York, and any adjournments thereof on all matters coming before said meeting.

        In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which this proxy is given FOR proposals 1 and 2, each of which are set forth on this card.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Board of Directors Recommends a Vote FOR proposals 1 and 2.

                      (continued on reverse side)

- - -------------------------------------------------------------------------------
                          FOLD AND DETACH HERE

                                                           Please mark   /X/
                                                           your votes as
                                                           indicated in
                                                           this example

                                                    FOR ALL     WITHHOLD
                                                    NOMINEES    AUTHORITY
1. Election of five Directors:  Howard Solomon,       / /         / /
   William J. Candee, III, George S. Cohan,
   Dan L. Goldwasser and Joseph M. Schor

                                                   FOR   AGAINST   ABSTAIN
2. Ratification of BDO Seidman,                    / /     / /       / /
   L.L.P. as Accountants

- - ---------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee s name on the line provided above.)


Please sign here exactly as your name(s) appear(s) on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

          PLEASE MARK BOXES IN BLUE OR BLACK INK

        PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE
                         PROVIDED



Signature(s) ___________________________________________   Dated_________, 1996

NOTE: Please sign as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - -------------------------------------------------------------------------------
                         FOLD AND DETACH HERE